UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2005

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-22083 (Commission File No.)	84-1116894 (I.R.S. Employer Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado         80215
(Address of principal executive offices)                            (Zip Code)

(303) 238-2000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01    Entry into a Material Definitive Agreement.

On December 16, 2005, Global Med Technologies, Inc. (“Global” or the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors in connection with the sale of $9.975 million of Series A Convertible Preferred Stock for cash. In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement pursuant to which the Company is required to register all of the shares of common stock underlying the issued Series A Convertible Preferred Stock and warrants..

Item  1.02    Termination of a Material Definitive Agreement.

On December 16, 2005, Global entered into a Termination Agreement with Fusion Capital Fund II, LLC (“Fusion”), pursuant to which the Company and Fusion mutually agreed to terminate the Common Stock Purchase Agreement, dated March 16, 2005, by and between the Company and Fusion.

Item  3.02.    Unregistered Sales of Equity Securities.

On December 20, 2005, Global Med Technologies, Inc. (the “Company”) issued a press release announcing the sale of $9.975 million in preferred stock and the purchase of all of Global Med International Limited’s (“GMIL’s”) financial interests in the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 16, 2005, pursuant to the terms of the Securities Purchase Agreement, Global sold $9.975 million of Series A Convertible Preferred Stock to certain investors for cash and sold Fusion $575 thousand in Preferred Stock in lieu of common stock. The Series A Convertible Preferred Stock includes detachable warrants for the purchase of common stock that can be exercised at $0.72 per common share. The following table summarizes the unregistered securities that were issued by the Company in conjunction with the transaction:

Security	Number	Common Share Equivalents
Convertible Preferred Stock	9,975	13,854,167
Detachable Warrants	10,390,625	10,390,625

The following financial instruments held by GMIL or their affiliates were repurchased by the Company for $8 million in conjunction with this transaction:

Instrument	Value	Common Share Equivalents
Convertible Redeemable
Series AA Preferred Stock	$3,500,000	7,777,000
Warrants	N/A	11,186,430
Common Shares	N/A	4,860,195
Debt	$ 528,700	N/A

The investors purchased 6,350,000 registered common shares directly from GMIL for $4 million.

Item  5.02    Resignation of Directors.

In conjunction with the sale of GMIL’s interest in the Company, the following directors of the Company appointed by Global Med International Limited resigned, on December 16, 2005: Fai Chan, Tony T.W. Chan, Robert Trapp, Gary Cook, David Chen, and Kwok Jen Fong.

Item.  9.01.    Financial Statements and Exhibits.

     (c)    Exhibits.

Exhibit No.           Description

10.77	Securities Purchase Agreement between the registrant and the purchasers dated December 16, 2005.

10.78	Registration Rights Agreement between the registrant and the purchasers dated December 16, 2005.

10.79	Stock Purchase Agreement between the Company and GMIL dated December 16, 2005.

10.80	Certificate of Designation of Preferences Rights and Limitations of Series A Convertible Preferred Stock between the registrant and the purchasers dated December 16, 2005.

10.81	Common Stock Purchase Warrant between the Company and the purchasers dated December 16, 2005.

10.82	Private Placement Agreement between the Company and Purchasers dated December 16, 2005.

10.83	Right of First Notice Agreement between Futuristic Image Builder, Ltd., the purchasers and the Company dated December 16, 2005.

10.84	Right of First Notice Agreement between the shareholders, the purchasers and the Company dated December 16, 2005

10.85	Private Stock Purchase and Escrow Agreement between investors and GMIL dated December 16, 2005

10.86	Termination Agreement between Fusion Capital and the Company of the Common Stock Purchase Agreement dated December 16, 2005

99.1	Press release, dated December 20, 2005 related to the purchase of GMIL’s interest in the Company for $12 million.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MED TECHNOLOGIES, INC. By: /s/ Michael I. Ruxin, M.D. Michael I. Ruxin, M.D. Chairman and Chief Executive Officer

Date: December 20, 2005

EXHIBIT INDEX

Exhibit No.           Description

10.77	Securities Purchase Agreement between the registrant and the purchasers dated December 16, 2005.

10.78	Registration Rights Agreement between the registrant and the purchasers dated December 16, 2005.

10.79	Stock Purchase Agreement between the Company and GMIL dated December 16, 2005.

10.80	Certificate of Designation of Preferences Rights and Limitations of Series A Convertible Preferred Stock between the registrant and the purchasers dated December 16, 2005.

10.81	Common Stock Purchase Warrant between the Company and the purchasers dated December 16, 2005.

10.82	Private Placement Agreement between the Company and Purchasers dated December 16, 2005.

10.83	Right of First Notice Agreement between Futuristic Image Builder, Ltd., the purchasers and the Company dated December 16, 2005.

10.84	Right of First Notice Agreement between the shareholders, the purchasers and the Company dated December 16, 2005

10.85	Private Stock Purchase and Escrow Agreement between investors and GMIL dated December 16, 2005

10.86	Termination Agreement between Fusion Capital and the Company of the Common Stock Purchase Agreement dated December 16, 2005

99.1	Press release, dated December 20, 2005 related to the purchase of GMIL’s interest in the Company for $12 million.